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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-73550) pertaining to the 1993 Equity Incentive Plan of Wolverine Tube, Inc.; (ii) the Registration Statement (Form S-8 No. 33-73490) pertaining to the 1993 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.; (iii) the Registration Statement (Form S-8 No. 33-87687) pertaining to the Savings Plan of Wolverine Tube, Inc.; (iv) the Registration Statement (Form S-8 No. 333-67958) pertaining to the 1993 Equity Incentive Plan of Wolverine Tube, Inc.; (v) the Registration Statement (Form S-8 No. 333-67968) pertaining to the 1993 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.; and (vi) the Registration Statement (Form S-8 No. 333-67972) pertaining to the 2001 Stock Option Plan for Outside Directors of Wolverine Tube, Inc. of our report dated March 11, 2002, with respect to the consolidated financial statements of Wolverine Tube, Inc. included in the Company's Current Report on Form 8-K (Item 5) dated March 12, 2002.



                                        /s/ Ernst & Young LLP

March 11, 2002
Birmingham, Alabama